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                                                                  EXHIBIT 10.1

                                     FORM OF

                             INFORMATICA CORPORATION

                       RESTRICTED STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is entered into as of the 5th day of May, 1995, between Informatica Corporation, a California corporation (the "Company") and Gaurav S. Dhillon (the "Recipient").

                              W I T N E S S E T H:

     WHEREAS, the Company regards Recipient as a valuable contributor to the Company, and has determined that it would be in the interest of the Company and its shareholders to sell or grant the Stock provided for in this Agreement to the Recipient as an incentive for continued service with the Company or its Affiliates and increased achievements in the future by Recipient;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

     1. Restricted Stock Purchase. Contemporaneously with the execution of this Agreement, the Company will issue to Recipient 200,000 shares of Common Stock of the Company (the "Stock") for an aggregate consideration of $20,000.00 ("Purchase Price"). Payment for the Stock in the amount of the Purchase Price shall be made to the Company upon execution of this Agreement by execution of a five year promissory note and a security agreement in the forms attached hereto.

          Recipient shall have all rights of a shareholder with respect to all shares of Stock issued hereunder, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The Company shall pay any applicable stock transfer taxes. The term "Stock" also refers to the purchased Stock and all securities received in replacement of the Stock, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Recipient is entitled by reason of Recipient's ownership of the Stock.

     2. Restrictions. No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the



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Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3 hereof, and such Stock shall constitute "Non-Vested Stock" until such date. Any attempt to transfer Stock in violation of this Section 2 shall be null and void and shall be disregarded by the Company. In addition, Non-Vested Stock shall be subject to a repurchase option in favor of the Company (the "Repurchase Option").

          The Repurchase Option shall be subject to the following terms and conditions. In the event of the voluntary or involuntary termination of employment of Recipient with the Company for any reason, with or without cause (including death or disability), the Company shall, upon the date of such termination, have an irrevocable, exclusive option for a period of ninety (90) days from such date to repurchase the Non-Vested Stock from Recipient or any person receiving the Non-Vested Stock by operation of law of other involuntary transfer, at the original Purchase Price for the Non-Vested Stock.

          The Repurchase Option shall be exercised by written notice by the Company to Recipient or his executor and, at the Company's option, (i) by delivery to the Recipient or his executor, with such notice, of a check in the amount of the Purchase Price for the Non-Vested Stock being repurchased, or (ii) in the event the Recipient is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the Purchase Price for the Non-Vested Stock being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Purchase Price. Upon delivery by the Company of such notice and payment of the Purchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Non-Vested Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of shares of Non-Vested Stock being repurchased by the Company, without further action by Recipient.

          For purposes of facilitating the enforcement of the provisions of this
Section 2, Recipient agrees, immediately upon receipt of the certificate(s) for his Stock, to deliver such certificate(s), together with a stock power executed in blank by Recipient and Recipient's spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such stock remains as Non-Vested Stock, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. Recipient hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with



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the stated authorities is a material inducement to the Company to make this
Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Recipient agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

     3. Vesting. For purposes of this Agreement, the term "vest" shall mean with respect to any share of the Stock that such share is no longer subject to the restrictions on transfer set forth in Section 2 and that such share is released from the Repurchase Option. If Recipient would become vested in any fraction of a share of Stock on any date, such fractional share shall not vest and shall remain Non-Vested Stock until the Recipient becomes vested in the entire share. The Stock subject to this Agreement shall vest as follows:

          (a) Commencing on October 1, 1994 and on the first day of each succeeding month, for 47 months 4,166 of the shares covered by this Agreement shall vest in Recipient, and on the first day of the next succeeding months 4,151 shares shall vest in Recipient so that on September 1, 1998, the Stock shall be fully-vested.

          Notwithstanding the foregoing, in the event that the Company shall be acquired by way of (i) a sale, merger, exchange, reorganization or other form of business combination that results in the shareholders of the Company immediately prior to such transaction owning shares representing less than fifty percent (50%) of the outstanding voting securities of the Company or other surviving entity after such transaction; or (ii) the sale of all or substantially all of the Company's assets, the Stock shall fully vest as of the closing of such acquisition.

     4. Withholding of Taxes. Recipient shall provide the Company with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an "83(b) Election"). If Recipient makes a timely 83(b) Election, Recipient shall immediately pay Company (or the Affiliate that employs Recipient) the amount necessary to satisfy any applicable federal, state, and local income tax withholding requirements and social security tax withholding requirements. If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay Company (or the Affiliate that employs Recipient) the amount necessary to satisfy any applicable federal, state, and local income tax withholding requirements and social security tax withholding requirements.



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     5.   Acceleration of Time for Vesting. The Company may, in the sole discretion of its Board of Directors, accelerate, in whole or in part, the time for vesting of Stock as set forth in Section 3 above.

     6. Additional Securities. Any securities received as the result of ownership of Non-Vested Stock (hereinafter called "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be retained by the Company in the same manner and subject to the same conditions as the Non-Vested Stock with respect to which they were issued. Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities. Additional Securities shall be subject to the provisions of Sections 2, 3 and 5 above in the same manner as the Non-Vested Stock.

     7.   Investment Representations.

          (a) This Agreement is made in reliance upon the Recipient's representation to the Company, which by its acceptance hereof the Recipient hereby confirms, that the shares of Stock to be received by him will be acquired for investment for his own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

          (b) The Recipient understands that the Stock is not registered under the 1933 Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) and/or Section 3(b) thereof, and that the Company's reliance on such exemption is predicated on the Recipient's representations set forth herein.

          (c) The Recipient understands that the Stock may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely. In particular, the Recipient is aware that the Stock (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions



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     of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available, and the Company has no present plans to make such information available. The Recipient represents that, in the absence of an effective registration statement covering the Stock, it will sell, transfer, or otherwise dispose of the Stock only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 7(d) hereof.

          (d) The Recipient agrees that in no event will it make a transfer or disposition of any of the Stock (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Recipient shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Recipient or transferee, the Recipient shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which the Recipient which is a partnership distributes Stock after six months after the purchase of such securities hereunder solely to partners or retired partners (including spouses and ancestors, descendants and siblings of such partners or spouses who acquire Stock by gift, will or intestate succession) thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this
     Section 7(d), (c) in any transaction in which the Recipient transfers any or all shares held by such Recipient by gift to such Recipient's immediate family ("immediate family" used herein shall mean spouse, father, mother, brother, sister, or lineal descendant), (d) in any transaction in compliance with Rule 701(c), or (e) in any transfer of unlegended securities.

     8.   Legends; Stop Transfer California Securities Law.

          (a) All certificates for shares of the Stock shall bear the following legends:



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          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
          INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED SHAREHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          (b) The certificates for shares of the Stock shall also bear any legend required by any applicable state securities law.

          (c) THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     9.   Grant of "Piggy-Back" Registration Rights.

          (a) If the Company at any time within ten (10) years of the date hereof proposes to register any of its securities under the Securities Act (other than pursuant to a registration statement on Forms S-8, S-14 or S-15 or similar form) (the "Shares"), it shall each such time promptly give written notice to Recipient of its intention to do so, and, upon the written request of Recipient given within thirty (30) days after his receipt of any such notice from the Company (which request shall specify the number of such Stock he intends to have registered and sell as part of such registration), the Company shall use its best efforts to register under the Securities Act all Stock requested to be so registered by Recipient so as to permit the sale or other disposition of such Stock in such offering. If the



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     proposed registration by the Company is in whole or in part an underwritten public offering of Shares of the Company, any Stock of the Recipient to be included in such underwriting shall be offered and sold on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through the underwriters under such registration; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of all Stock of Recipient requested to be registered and all other issued and outstanding shares of Common Stock to be included therein by other shareholders in such underwritten public offering would interfere with the successful marketing and sale of the Shares by the Company, then
     (i) the number of shares of Common Stock to be included in the underwritten public offering shall be reduced in such manner as the Company and such managing underwriter shall determine in good faith to permit the success of such underwritten public offering and as necessary for the Company to comply with contractual registration rights granting priorities as to inclusion in Company registrations, and (ii) those shares of Common Stock excluded from the underwritten public offering shall be withheld from the market by Recipient for a period, not to exceed one-hundred-eighty (180) days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

          (b) All expenses incurred by the Company in complying with Paragraph 6(a), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, premium on any securities act insurance required by the managing underwriter naming it as beneficiary, printing expenses and fees and disbursements of counsel, reasonable fees and disbursements of not more than one counsel for the seller or sellers requesting registration thereunder, and the independent certified public accountants shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Stock covered by such registration shall be borne by Recipient.

     10. Lock-Up Agreement. Recipient, if requested of Recipient and all employees of the Company holding equal or larger numbers of shares of the Company's Common Stock, by an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by the Recipient (except Common Stock included in such registration) during the 180 day period following the effective date of a registration statement of the Company filed under the 1933 Act, or such shorter period of time as the underwriter shall require. Such agreement shall be in



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writing in the form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to such Common Stock subject to the foregoing restriction until the end of said period.

     11. NO EMPLOYMENT RIGHTS. THIS AGREEMENT SHALL NOT CONFER UPON RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS EMPLOYMENT WITH THE COMPANY OR ITS SUBSIDIARIES, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF RECIPIENT OR THE COMPANY, OR ANY OF ITS SUBSIDIARIES, TO TERMINATE RECIPIENT'S EMPLOYMENT WITH THE COMPANY AT ANY TIME OR CHANGE THE TERMS OF EMPLOYMENT OF RECIPIENT.

     12. Distributions. Company shall disburse to Recipient all dividends, interest and other distributions paid or made in cash or property (other than Additional Securities) with respect to Non-Vested Stock and Additional Securities, less any applicable federal or state withholding taxes.

     13. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14. Notice. Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

            Company:   Informatica Corporation
                       120 Independence Drive
                       Menlo Park, California 94025

          Recipient:   At Recipient's address as it appears under Recipient's
                       signature to this Agreement, or to such other address as Recipient may specify in writing to the Company

          Any party may designate another address for receipt of notices so long as notice is given in accordance with this paragraph.

     15. California Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

     16. Section 83(b) Election. Recipient hereby represents that he understands (a) the contents and requirements of the 83(b) Election; (b) the application of Section 83(b) to the purchase of Shares by Recipient pursuant to this Agreement;



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(c) the nature of the election to be made by Recipient under Section 83(b); and
(d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. Recipient further represents that he intends to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following purchase of the Shares hereunder, and a copy of such election with his federal tax return for the calendar year in which the date of this Agreement falls. Recipient covenants to inform the Company of any change in Recipient's state of residency.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Purchase Agreement as of the date first above written.


                                        INFORMATICA CORPORATION,  a
                                        California corporation


                                        By: [SIG]
                                            ------------------------------------

                                        Its: Chairman
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                                        ----------------------------------------
                                        Gaurav S. Dhillon


                                        Address:


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